Exhibit 99.1

Corsair Gaming Reports Q3 2024 Financial Results

MILPITAS, CA, November 6, 2024 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance gear for gamers, streamers, content-creators, and gaming PC builders, today announced financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Select Financial Metrics

•
Net revenue was $304.2 million compared to $363.2 million in the third quarter of 2023, a decrease of 16.2%. Gaming Components and Systems segment net revenue was $202.2 million compared to $272.8 million in the third quarter of 2023, while Gamer and Creator Peripherals segment net revenue was $102.0 million compared to $90.4 million in the third quarter of 2023.
•
Net loss attributable to common shareholders was $58.4 million, or a net loss of $0.56 per diluted share, compared to a net loss of $3.1 million, or a net loss of $0.03 per diluted share, in the third quarter of 2023.
•
Adjusted net loss was $30.3 million, or an adjusted net loss of $0.29 per diluted share, compared to adjusted net income of $13.4 million, or an adjusted net income of $0.13 per diluted share, in the third quarter of 2023. Loss per share in the current quarter includes a $32.5 million non-cash charge for valuation allowance on deferred tax assets.
•
Adjusted EBITDA was $4.8 million, compared to adjusted EBITDA of $23.0 million in the third quarter of 2023.
•
Cash and restricted cash were $61.6 million as of September 30, 2024.

First Nine Months 2024 Select Financial Metrics

•
Net revenue was $902.8 million compared to $1,042.6 million in the first nine months of 2023, a decrease of 13.4%. Gaming Components and Systems segment net revenue was $599.6 million compared to $784.5 million in the first nine months of 2023, while Gamer and Creator Peripherals segment net revenue was $303.2 million compared to $258.1 million in the first nine months of 2023.
•
Net loss attributable to common shareholders was $100.5 million, or a net loss of $0.97 per diluted share, compared to a net loss of $3.0 million, or a net loss of $0.03 per diluted share, in the first nine months of 2023.
•
Adjusted net loss was $27.6 million, or an adjusted net loss of $0.27 per diluted share, compared to adjusted net income of $35.1 million, or an adjusted net income of $0.33 per diluted share, in the first nine months of 2023. Loss per share in the first nine months of 2024 includes the above mentioned $32.5 million non-cash charge for valuation allowance on deferred tax assets.
•
Adjusted EBITDA was $21.6 million compared to $61.3 million in the first nine months of 2023.

Andy Paul, Chief Executive Officer of Corsair, stated, “Our Gaming Components and Systems business segment continues to show challenging results, as we near the end of the latest technology cycle of GPU cards. We believe the industry is gearing up for a strong 2025, with new Nvidia GPU cards expected to be launched in Q1, and we believe that we will see the beginning of a significant refresh cycle from the COVID lockdown surge of system builds. In the meantime, we remain a market leader in gaming components and systems, and are focused on improving efficiencies where we can across the business and working to increase profitability in our newer products. PC gaming as an activity continues to grow, and we can see that from the industry reports of headset sales, which are substantially higher than pre-pandemic levels, and are now showing growth from last year. We continue to gain positive momentum in our Gamer and Creator Peripherals segment, with 13% revenue growth on a year over year basis in the third quarter of 2024 and continued strong margins reaching 38.3% in Q3 2024. This is where most of our M&A activity is focused and we were pleased to recently announce that we completed our acquisition of the Fanatec business from Endor AG. We believe this will greatly accelerate our recent entry into the large and rapidly growing Sim Racing market. In addition, with our new Chassis, Gaming PCs, Monitors and Fanatec steering wheels, wheel bases and pedals, we have a full end-to-end solution. We are working hard on the integration of Fanatec, which we expect to have substantially completed by Q2 2025. We expect revenue in Q4 2024 will be EBITDA neutral, but are confident that business will be profitable in 2025, with Fanatec having the potential to drive meaningful revenue growth over the coming years. Overall, we expect 2025 to be a strong year with expected continued growth from Gaming and Sim Racing and a strong rebound from our components product lines.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We were able to use our strong balance sheet to complete the Fanatec business acquisition, which we expect will be a significant long-term growth driver similar to what we have achieved with other highly successful segment leading acquisitions we have previously integrated and grown. We also increased our investment in our majority owned, key supplier for our industry leading Stream Deck family of products, which has helped us to achieve higher margins in one of our fastest growing product areas. We believe that Q2 through Q3 2024 was the trough for revenue and margins for our Gaming Components and Systems segment and we are seeing progress towards a recovery in Q4 2024. We exited the quarter with a healthy cash position and our revolver fully available. This is a result of our focus on ensuring we could invest in growth opportunities, while also reducing debt in a steady manner. In reaction to this year’s slower than expected recovery industrywide, we have taken additional cost saving actions, including a targeted workforce reduction to better align our resources with the current business environment. With these cost saving actions, we made deliberate decisions to not impact product development or revenue generating areas so that we can meet higher anticipated demand when the new GPUs are released to the market. We expect our cost saving measures to result in several millions of dollars of savings per quarter, which will start to ramp in Q4 2024. We also expect to steadily improve EBITDA margins as we return to a path to hit high single digits there.”

Updated 2024 Financial Outlook

Corsair updated its financial outlook for the full year 2024. The Company continues to expect revenue to improve through 2024, with a further improvement in adjusted EBITDA led by an additional improvement in margin, stabilized shipping costs and continued tight operating expense controls.

•
The Company reiterated its expectation for revenue for the full year 2024 to be in the range of $1.25 billion to $1.35 billion, including approximately $20 million of EBITDA-neutral revenue in Q4 2024 from its recent Fanatec acquisition.

•
Adjusted operating income is now expected to be in the range of $28 million to $43 million, compared to $48 million to $63 million previously.
•
Adjusted EBITDA is now expected to be in the range of $40 million to $55 million, compared to $60 million to $75 million previously.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Product Developments

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Acquisition Moves Corsair into Sim Racing’s Pole Position: Closed the acquisition of the Fanatec Sim Racing brand and all associated personnel, in an asset purchase from Endor AG, creating a leading end-to-end premium Sim Racing product line. The Fanatec Sim Racing product line is known for setting the gold standard for excellence in force feedback steering wheels and wheelbases, pedals, shifters and other accessories for PlayStation, Xbox, and PC-based racing simulators, which fully complements Corsair’s Sim Racing chassis, Gaming PCs, Gaming and Streaming Peripherals, and Monitors.
•
Multi-Year Collaboration with Activision: Corsair released the first products in its multi-year, full cross-brand collaboration with the critically acclaimed Call of Duty franchise. This powerful new integration sees two of the world’s best-known gaming brands come together for the first time with the collaboration extending across multiple product categories at Corsair including Drop, Elgato, ORIGIN PC and SCUF Gaming.
•
Apple Partnership: Apple will be making a custom-made Corsair gaming keyboard and mouse available in its stores for the upcoming 2024 holiday season and continuing into 2025.
•
Launches Stream Deck for Professional Broadcasters: Developed in collaboration with Bitfocus, pioneers in professional broadcast software, Corsair’s new, professional-grade Stream Deck Studio is positioned to redefine how professional broadcasters interact with their tools. The hyper customizable Stream Deck Studio was designed with a sleek 19-inch console with 32 customizable LCD keys and two customizable rotary dials, and slots seamlessly into universal studio racks.
•
Expands Award-Winning VIRTUOSO Gaming Headset Family: Corsair launched the new VIRTUOSO MAX Headset with cutting-edge audio technology for spectacularly clear, precise audio and ultra-immersive gaming. Available in both PC and Xbox versions, with active noise cancellation and Dolby Atmos®.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the third quarter 2024 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-844-481-2518 (USA) or 1-412-317-0546 (International) with conference ID 10193635. A replay will be available approximately 3 hours after the live call ends on Corsair's Investor Relations website, or through November 13, 2024 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 10193635.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals, to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Fanatec brand, the leading end-to-end premium Sim Racing product line; Elgato brand, which provides premium studio equipment and accessories for content creators; SCUF Gaming brand, which builds custom-designed controllers for competitive gamers; Drop, the leading community-driven mechanical keyboard brand; and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding our anticipated full year 2024 financial results; market headwinds and tailwinds, including its expectations regarding the gaming market’s continued growth such as its potential for strong growth in 2025; statements regarding new product launches, the entry into new product categories and demand for new products; its ability to successfully close and integrate acquisitions and expectations regarding the growth of these acquisitions as well as their estimated impact on the Company’s financial results in future periods; statements regarding the size of this markets and segments in the future; the impact of the Company’s cost-saving measures and the timing and benefits, if any, the Company may realize as a result of these measures; and statements regarding the Company’s future EBITDA margins. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: current macroeconomic conditions, including the impacts of high inflation and risk of recession, on demand for our products, consumer confidence and financial markets generally; the lingering impacts and future outbreaks of the COVID-19 pandemic and its impacts on our operations and the operations of our manufacturers, retailers and other partners, as well as its impacts on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; the risk that we are not able to successfully identify and close acquisitions, as well as integrate any companies or assets we have acquired or may acquire;

currency exchange rate fluctuations or international trade disputes resulting in our products becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended September 30, 2024 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, and acquisition accounting impact related to recognizing acquired inventory at fair value.
•
Adjusted net income (loss), non-GAAP, is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and the related tax effects of each of these adjustments.

•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, depreciation, interest expense, net, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: David Ross david.ross@corsair.com +4411 8208 0542

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net revenue	$304,199	$363,193	$902,756	$1,042,589
Cost of revenue	234,538	273,840	683,371	785,000
Gross profit	69,661	89,353	219,385	257,589
Operating expenses:
Sales, general and administrative	74,072	74,000	224,677	211,482
Product development	16,533	16,111	50,585	48,542
Total operating expenses	90,605	90,111	275,262	260,024
Operating loss	(20,944)	(758)	(55,877)	(2,435)
Other (expense) income:
Interest expense	(3,011)	(4,271)	(10,138)	(13,069)
Interest income	297	1,742	3,020	5,194
Other income (expense), net	(910)	304	(1,887)	(1,326)
Total other expense, net	(3,624)	(2,225)	(9,005)	(9,201)
Loss before income taxes	(24,568)	(2,983)	(64,882)	(11,636)
Income tax benefit (expense)	(27,018)	97	(21,240)	3,023
Net loss	(51,586)	(2,886)	(86,122)	(8,613)
Less: Net income attributable to noncontrolling interest	122	193	1,345	958
Net loss attributable to Corsair Gaming, Inc.	$(51,708)	$(3,079)	$(87,467)	$(9,571)

Calculation of net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Net loss attributable to Corsair Gaming, Inc.	$(51,708)	$(3,079)	$(87,467)	$(9,571)
Change in redemption value of redeemable noncontrolling interest	(6,684)	—	(13,044)	6,535
Net loss attributable to common stockholders of Corsair Gaming, Inc.	$(58,392)	$(3,079)	$(100,511)	$(3,036)

Net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.56)	$(0.03)	$(0.97)	$(0.03)
Diluted	$(0.56)	$(0.03)	$(0.97)	$(0.03)
Weighted-average common shares outstanding:
Basic	104,397	102,863	103,974	102,288
Diluted	104,397	102,863	103,974	102,288

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net revenue:
Gamer and Creator Peripherals	$101,966	$90,356	$303,168	$258,053
Gaming Components and Systems	202,233	272,837	599,588	784,536
Total Net revenue	$304,199	$363,193	$902,756	$1,042,589

Gross Profit:
Gamer and Creator Peripherals	$39,032	$29,928	$118,374	$82,085
Gaming Components and Systems	30,629	59,425	101,011	175,504
Total Gross Profit	$69,661	$89,353	$219,385	$257,589

Gross Margin:
Gamer and Creator Peripherals	38.3%	33.1%	39.0%	31.8%
Gaming Components and Systems	15.1%	21.8%	16.8%	22.4%
Total Gross Margin	22.9%	24.6%	24.3%	24.7%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2024	December 31, 2023

Assets
Current assets:
Cash and restricted cash	$61,361	$178,325
Accounts receivable, net	178,102	253,268
Inventories	293,005	240,172
Prepaid expenses and other current assets	39,085	39,824
Total current assets	571,553	711,589
Restricted cash, noncurrent	245	239
Property and equipment, net	32,125	32,212
Goodwill	357,520	354,705
Intangible assets, net	175,387	188,009
Other assets	65,836	70,709
Total assets	$1,202,666	$1,357,463
Liabilities
Current liabilities:
Debt maturing within one year, net	$12,223	$12,190
Accounts payable	190,600	239,957
Other liabilities and accrued expenses	158,301	166,340
Total current liabilities	361,124	418,487
Long-term debt, net	164,993	186,006
Deferred tax liabilities	8,388	17,395
Other liabilities, noncurrent	55,290	41,595
Total liabilities	589,795	663,483
Temporary equity
Redeemable noncontrolling interest	14,387	15,937
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	659,905	630,652
(Accumulated deficit) retained earnings	(60,101)	40,410
Accumulated other comprehensive loss	(1,320)	(3,487)
Total Corsair Gaming, Inc. stockholders' equity	598,484	667,575
Nonredeemable noncontrolling interest	—	10,468
Total permanent equity	598,484	678,043
Total liabilities, temporary equity and permanent equity	$1,202,666	$1,357,463

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Cash flows from operating activities:
Net loss	$(51,586)	$(2,886)	$(86,122)	$(8,613)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	7,424	7,825	23,125	23,245
Depreciation	3,314	3,083	9,494	9,016
Amortization	9,566	9,507	28,582	29,005
Deferred income taxes, net of valuation allowance	28,031	(2,025)	12,766	(7,724)
Other	1,408	211	2,789	2,493
Changes in operating assets and liabilities:
Accounts receivable	(1,561)	(31,996)	74,258	(18,070)
Inventories	16,301	(16,110)	(9,569)	(35,452)
Prepaid expenses and other assets	(7,118)	1,036	216	(4,551)
Accounts payable	10,702	12,727	(61,316)	38,287
Other liabilities and accrued expenses	8,620	6,716	(13,901)	4,424
Net cash (used in) provided by operating activities	25,101	(11,912)	(19,678)	32,060
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(43,131)	(14,220)	(43,131)	(14,220)
Purchase of property and equipment	(3,322)	(3,327)	(8,351)	(10,784)
Purchase of intangible asset	—	—	(100)	—
Purchase price adjustment related to business acquisition	—	—	1,041	—
Settlement of bridge Loan receivable	12,310	—	—	—
Net cash used in investing activities	(34,143)	(17,547)	(50,541)	(25,004)
Cash flows from financing activities:
Repayment of debt	(3,125)	(5,000)	(21,250)	(16,250)
Borrowings from line of credit	21,500	—	21,500	—
Repayment of line of credit	(21,500)	—	(21,500)	—
Purchase of additional ownership interest	(19,750)	—	(19,750)	—
Payment of deferred and contingent consideration	—	—	(4,942)	(950)
Proceeds from issuance of shares through employee equity incentive plans	1,810	411	5,110	6,790
Payment of taxes related to net share settlement of equity awards	(147)	(531)	(562)	(1,318)
Dividend paid to noncontrolling interest	(3,262)	(980)	(5,222)	(980)
Payment of other offering costs	—	—	—	(497)
Net cash used in financing activities	(24,474)	(6,100)	(46,616)	(13,205)
Effect of exchange rate changes on cash	535	(683)	(123)	(141)
Net decrease in cash and restricted cash	(32,981)	(36,242)	(116,958)	(6,290)
Cash and restricted cash at the beginning of the period	94,587	184,012	178,564	154,060
Cash and restricted cash at the end of the period	$61,606	$147,770	$61,606	$147,770

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Operating Loss - GAAP	$(20,944)	$(758)	$(55,877)	$(2,435)
Amortization	9,567	9,507	28,583	29,005
Stock-based compensation	7,424	7,825	23,125	23,245
One-time costs related to legal and other matters	29	—	7,499	—
Acquisition and related integration costs	2,281	1,386	4,660	2,160
Restructuring and other charges	3,369	709	4,935	709
Acquisition accounting impact related to recognizing acquired inventory at fair value	695	960	1,073	960
Adjusted Operating Income - Non-GAAP	$2,421	$19,629	$13,998	$53,644

As a % of net revenue - GAAP	-6.9%	-0.2%	-6.2%	-0.2%
As a % of net revenue - Non-GAAP	0.8%	5.4%	1.6%	5.1%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to common stockholders of Corsair Gaming, Inc. (1)	$(58,392)	$(3,079)	$(100,511)	$(3,036)
Less: Change in redemption value of redeemable noncontrolling interest	(6,684)	—	(13,044)	6,535
Net loss attributable to Corsair Gaming, Inc.	(51,708)	(3,079)	(87,467)	(9,571)
Add: Net income attributable to noncontrolling interest	122	193	1,345	958
Net Loss - GAAP	(51,586)	(2,886)	(86,122)	(8,613)
Adjustments:
Amortization	9,567	9,507	28,583	29,005
Stock-based compensation	7,424	7,825	23,125	23,245
One-time costs related to legal and other matters	29	—	7,499	—
Acquisition and related integration costs	2,281	1,386	4,660	2,160
Restructuring and other charges	3,369	709	4,935	709
Acquisition accounting impact related to recognizing acquired inventory at fair value	695	960	1,073	960
Non-GAAP income tax adjustment	(2,031)	(4,137)	(11,317)	(12,352)
Adjusted Net Income (Loss) - Non-GAAP	$(30,252)	$13,364	$(27,564)	$35,114

Diluted net income (loss) per share:
GAAP	$(0.56)	$(0.03)	$(0.97)	$(0.03)
Adjusted, Non-GAAP	$(0.29)	$0.13	$(0.27)	$0.33

Weighted-average common shares outstanding - Diluted:
GAAP	104,397	102,863	103,974	102,288
Adjusted, Non-GAAP	104,397	106,532	103,974	106,293

(1) Numerator for calculating net income (loss) per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Loss - GAAP	$(51,586)	$(2,886)	$(86,122)	$(8,613)
Amortization	9,567	9,507	28,583	29,005
Stock-based compensation	7,424	7,825	23,125	23,245
One-time costs related to legal and other matters	29	—	7,499	—
Depreciation	3,314	3,083	9,494	9,016
Interest expense, net of interest income	2,714	2,529	7,118	7,875
Acquisition and related integration costs	2,281	1,386	4,660	2,160
Restructuring and other charges	3,369	709	4,935	709
Acquisition accounting impact related to recognizing acquired inventory at fair value	695	960	1,073	960
Income tax (benefit) expense	27,018	(97)	21,240	(3,023)
Adjusted EBITDA - Non-GAAP	$4,825	$23,016	$21,605	$61,334

Adjusted EBITDA margin - Non-GAAP	1.6%	6.3%	2.4%	5.9%